Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER AND PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND CIRCUMSTANCES RELATING
TO EXCHANGE ACT FILINGS

I, Richard H. Bogan, state and attest that:

1)	To the best of my knowledge, based upon a review of the covered reports of R.J. Reynolds Tobacco Holdings, Inc., and except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2)	I have reviewed the contents of this statement with the Company’s audit committee.

3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended December 31, 2001, of R.J. Reynolds Tobacco Holdings, Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of R.J. Reynolds Tobacco Holdings, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 1st day of August 2002.

/s/ Jean O. Sparks
/s/ Richard H. Bogan	Notary Public
Richard H. Bogan, Executive Vice President	My Commission Expires: July 14, 2006
and Chief Financial Officer of R.J. Reynolds
Tobacco Holdings, Inc.

Date: August 1, 2002